UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 10, 2014

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

Investment Management Agreement
On December 10, 2014, AHT SMA, LP (the “Client”), a Delaware limited partnership and a wholly-owned subsidiary of Ashford Hospitality Trust, Inc. (the “Company”), entered into an Investment Management Agreement (the “Agreement”) with Ashford Investment Management LLC (the “Manager”), a Delaware limited liability company and an indirect subsidiary of Ashford Inc., a Delaware corporation and the Company’s external advisor. Pursuant to the Agreement, Client retained and appointed Manager as the investment manager of Client. The Agreement will govern the relationship between Client and Manager, as well as grant Manager certain rights, powers and duties to act on behalf of Client.
The material terms of the Agreement are summarized below, which summary is qualified in its entirety by the actual Agreement attached hereto as Exhibit 99.1, which is incorporated herein by reference.
Management Services. Manager shall be responsible for the investment and reinvestment of those assets designated in writing by Client as subject to Manager’s management (the “Account”) in accordance with certain investment guidelines set forth therein. It is Manager’s policy to allocate investment opportunities fairly and equitably among the Account, AIM Real Estate Hedged Equity (U.S.) Fund, LP (the “Fund”) and funds substantially similar to the Fund, for which participation in the respective opportunity is considered appropriate, taking into account a variety of considerations.
Client has delegated to Manager all of its powers, duties and responsibilities with regard to the investment and reinvestment of the Account, and appointed Manager as its agent in fact with full authority to buy, sell or otherwise effect investment transactions for the Account. Client shall, for so long as the Agreement is in effect, retain no rights to dispose or vote the securities in the Account. Unless otherwise mutually agreed, the Manager will not be compensated by the Client for its services under the Agreement. Client will reimburse Manager for certain expenses related to the investment management services provided by Manager under the Agreement.
Manager and its affiliates will continue to furnish investment management and advisory services to others, and Manager and such affiliates shall be at all times free, in its or their discretion, to make recommendations to others which may be the same as, or may be different from, those made for the Account.
Death, Disability or Departure. In the event of the death, disability or departure of J. Robinson Hays, III or Monty J. Bennett from Manager, or the failure of either J. Robinson Hays, III or Monty J. Bennett to perform his duties for Manager for a period of 90 consecutive days, Client will have the special opportunity to make withdrawals as of the end of each calendar month for a three-month period and in accordance with the withdrawal terms set forth in the Agreement.
Confidential Information. Any information received by either party to the Agreement relating to the Account, the Agreement or any other information related thereto (“Confidential Information”) shall be kept confidential by such party who receives such Confidential Information, shall not be used by such party to make investments outside of the Account, and shall not be disclosed to any other person without the prior written consent of each of the parties to the Agreement, other than pursuant to certain exceptions provided for in the Agreement.
Termination. Each of Manager or Client may terminate the Agreement at any time upon 45 days’ prior written notice to the other party. Notwithstanding the foregoing, Manager and Client may mutually terminate the Agreement at any time.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
The following material is being furnished as an exhibit to this Current Report on Form 8-K.

Exhibit	Description
99.1	Investment Management Agreement, dated December 10, 2014, by and between AHT SMA, LP and Ashford Investment Management, LLC

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2014

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel